UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K
 CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report – February 13, 2007

(Date of earliest event reported)

QUESTAR CORPORATION
(Exact name of registrant as specified in charter)

STATE OF UTAH                                        1-8796                                87-0407509

(State or other jurisdiction of            (Commission File No.)             (I.R.S. Employer

incorporation or organization)                                                          Identification No.)

180 East 100 South Street, P.O. Box 45433 Salt Lake City, Utah 84145-0433
(Address of principal executive offices)

Registrant's telephone number, including area code (801) 324-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17

       CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17

       CFR 240.13e-4(c))

Item 2.02   Results of Operations and Financial Condition

        On February 13, 2007, Questar Corporation (the “Registrant”) issued a press release to report the Registrant’s financial results for the year ended December 31, 2006. A copy of the Registrant’s release is attached hereto as Exhibit 99.1, and the information contained therein is incorporated herein by reference. The information contained in Item 2.02 to this Form 8-K, including the exhibit, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and the information shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01   Financial Statements and Exhibits.

          (c)   Exhibits.

Exhibit No.

Exhibit

    99.1

Release issued February 13, 2007, by Questar Corporation.

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

QUESTAR CORPORATION

   (Registrant)

February 13, 2007

/s/S. E. Parks

S. E. Parks

Senior Vice President and

Chief Financial Officer

List of Exhibits:

Exhibit No.

Exhibit

    99.1

Release issued February 13, 2007, by Questar Corporation.

QUESTAR NET INCOME GROWS 36% IN 2006

Company Lowers 2007 Earnings Guidance, Raises Production Estimate

SALT LAKE CITY ─ Questar Corp. (NYSE:STR) – a natural gas-focused energy company – grew net income 36% in 2006 to $444.1 million, or $5.07 per diluted share, compared to $325.7 million, or $3.74 per diluted share, for the prior year. The increase was driven by higher natural gas production and higher realized prices for natural gas, oil and natural gas liquids (NGL) in the company’s exploration and production businesses. The 2006 result included a $15.8 million, or $0.18 per diluted share, net after-tax gain from the sale of non-core assets. 2005 results included a fourth-quarter $10.4 million, or $0.12 per diluted share, after-tax impairment of a pipeline investment.

For the fourth quarter of 2006, Questar net income was $121.5 million, or $1.39 per diluted share, compared to $104.0 million, or $1.19 per diluted share, for the 2005 period, a 17% increase.

NET INCOME (LOSS) BY LINE OF BUSINESS

(in millions, except per share)

	3 Months Ended			12 Months Ended
	December 31,			December 31,
	2006	2005	% Change	2006	2005	% Change
Market Resources
Questar E&P	$61.3	$57.4	7%	$253.9	$172.8	47%
Wexpro	13.9	11.8	18	50.0	43.7	14
Gas Management	11.7	10.6	10	42.6	35.7	19
Energy Trading and other	3.2	1.8	78	9.6	6.0	60
Market Resources Total	90.1	81.6	10	356.1	258.2	38

Questar Pipeline	10.9	(0.8)		42.4	24.4	74
Questar Gas	17.5	20.6	(15)	37.0	36.0	3
Corporate and other operations	3.0	2.6	15	8.6	7.1	21
QUESTAR CORPORATION TOTAL	$121.5	$104.0	17%	$444.1	$325.7	36%

Earnings per diluted share	$1.39	$1.19		$5.07	$3.74
Average diluted shares	87.7	87.4		87.6	87.1

“All Questar business units posted record net income in 2006 – with higher returns on invested capital, the primary long-term value driver in our business,” said Keith Rattie, Questar chairman, president and CEO. “From the Rockies to the Midcontinent, in the office and in the field, the execution by our people was superb.”

2006 Highlights

•

Questar E&P grew natural gas, oil and NGL production to 129.6 billion cubic feet of natural gas equivalent (Bcfe) compared to 114.2 Bcfe in 2005. Natural gas comprised 88% of reported volumes during the year.

•

Questar E&P replaced 217% of 2006 production and grew proved reserves to 1,631 Bcfe at year-end 2006, compared to 1,480 Bcfe at year-end 2005, a 10% increase.

•

Realized natural gas prices at Questar E&P rose 16% and realized crude oil and NGL prices rose 18%. Natural gas hedges, including NYMEX/Rockies basis swaps, increased reported revenues by $53.7 million, while oil hedges reduced revenues by $19.6 million.

•

Net mark-to-market losses on NYMEX/Rockies basis swaps reduced net income $1.2 million.

•

Market Resources sold non-core properties, primarily in western Colorado, and recognized net after-tax gains totaling $15.8 million, or $0.18 per diluted share.

•

Questar E&P recorded an after-tax charge of $16.5 million related to unsuccessful exploratory wells.

•

Wexpro’s investment base grew 26% to $260.6 million at December 31, 2006, compared to $206.3 million a year earlier. Wexpro produced 40.9 Bcfe on behalf of affiliate Questar Gas. Wexpro net income also benefited from 15% higher realized oil and NGL prices.

•

Gas-processing volumes increased 59% to 120 million MMBtu compared to 75 million MMBtu a year earlier. Gross gas-processing margin increased 72% to $41.7 million. Gas-gathering margins rose 9% over 2005, driven by 7% higher throughput and higher average fees.

•

Questar Pipeline net income was driven by new transportation revenues from its southern system in central Utah and on Overthrust Pipeline in southwestern Wyoming, and by higher NGL prices. The 2005 period included a $10.4 million after-tax asset impairment for the California segment of the company’s Southern Trails Pipeline in the fourth quarter of 2005. Excluding this charge from the year-ago period, Questar Pipeline net income grew 22% in 2006.

•

Questar Gas 2006 net income increased 3% over a year ago, driven primarily by a 3.2% increase in customers.

•

Questar earned a 16.4% return on assets (ROA – defined as earnings before interest and income taxes divided by average total assets) for the 12-month period ended December 31, 2006. Market Resources ROA was 20.3%, Questar Pipeline ROA was 11.4%, and Questar Gas ROA was 7.5%.

Questar Lowers 2007 Earnings Guidance, Raises Production Estimate

Questar expects 2007 earnings to range from $5.15 to $5.35 per diluted share, compared to previous guidance of $5.20 to $5.50 per diluted share. The change is primarily due to significantly lower than forecast realized prices for natural gas and oil-equivalent production in January and February this year. The lower end of the estimate is based on an assumed average NYMEX price of $7.25 per million Btu (MMBtu) for currently unhedged 2007 natural gas production and an average prompt-month NYMEX oil price of $60.00 per barrel applied to unhedged volumes. The upper end of the range is based on an average NYMEX gas price of $8.25 per MMbtu and an average prompt-month NYMEX oil price of $65.00 per barrel applied to unhedged 2007 production. The company now expects Questar E&P 2007 production to range from 133 to 136 Bcfe. The company’s guidance excludes one-time items, assumes hedges in place on the date of this release, and assumes natural gas and oil prices and basis differentials as summarized in the following table:

Earnings Guidance Assumptions

	2007	2007
	Current	Previous
Earnings per diluted share	$5.15-$5.35	$5.20-$5.50
Average diluted shares (millions)	88.1	88.1
Questar E&P production – Bcfe	133-136	132-135
Pinedale wells completed	45-48	45-48
NYMEX gas price per MMBtu*	$7.25-$8.25	$7.25-$8.25
NYMEX/Rockies basis differential per MMBtu*	$2.00	$2.00
NYMEX/Midcontinent basis differential per MMBtu*	$1.00	$1.00
NYMEX crude oil price per barrel*	$60.00-$65.00	$60.00-$65.00
* On unhedged volumes for the remainder of 2007

•

Questar E&P has hedged about 73% of forecast 2007 natural gas and oil-equivalent production with fixed-price swaps. Additionally, the company has hedged about 6% of forecast 2007 production with NYMEX/Rockies basis-only swaps. The estimated average net–to-the-well price for oil hedges has been adjusted to reflect a widening of Rocky Mountain oil basis (see table at the end of this release).

•

The company estimates that a $1.00 per MMBtu change in the average NYMEX price of natural gas for the remainder of 2007 would result in about an $0.11 change in earnings per diluted share.

•

A $10.00-per-barrel change in the average NYMEX price of oil for the remainder of 2007 would result in about a $0.05 change in earnings per diluted share.

Questar E&P Net Income Increases 47% in 2006

Questar E&P – a Market Resources subsidiary that conducts natural gas and oil exploration, development and production – benefited from growing production and higher realized prices in 2006. Questar E&P production increased 13% to 129.6 Bcfe compared to 114.2 Bcfe in 2005. Natural gas comprised about 88% of Questar E&P production. For the fourth quarter of 2006, Questar E&P net income increased 7% as the result of a 2% increase in production and higher realized natural gas, oil and NGL prices compared to the year-earlier period.

Questar E&P – Production by Region

(Bcfe)

	3 Months Ended			12 Months Ended
	December 31,			December 31,
	2006	2005	% Change	2006	2005	% Change
Pinedale Anticline	10.7	10.4	3%	39.5	33.2	19%
Uinta Basin	6.2	6.4	(3)	25.1	25.6	(2)
Rockies Legacy	3.8	4.3	(12)	18.3	16.7	10
Subtotal – Rocky Mountains	20.7*	21.1	(2)	82.9*	75.5	10
Midcontinent	11.6	10.6	9	46.7	38.7	21
Total Questar E&P	32.3	31.7	2%	129.6	114.2	13%

* Questar E&P shut in approximately 1 Bcfe (net) of production from the Rocky Mountain region during October in response to low natural gas prices.

Questar E&P – Realized Prices and Hedging Impact

3 Months Ended			12 Months Ended
December 31,			December 31,
2006	2005	% Change	2006	2005	% Change

Realized natural gas price (per Mcf)	$ 6.03	$ 5.87	3%	$ 6.00	$ 5.18	16%
Hedge impact on realized price (per Mcf)	1.15	(3.69)	131	0.47	(1.74)	127

Realized oil and NGL price (per bbl)	$46.14	$44.19	4	$49.12	$41.54	18
Hedge impact on realized price (per bbl)	(3.78)	(11.67)	68	(7.48)	(10.43)	28

Net mark-to-market gain (loss) on basis swaps (millions – before tax)	$ 8.8	$ 0.0		($ 1.9)	$ 0.0

Questar may hedge sales prices on up to 100% of forecast production from proved reserves to lock in acceptable returns on invested capital and to protect returns, cash flow and net income from a decline in commodity prices. The company uses basis-only swaps to protect cash flows and net income from widening natural gas-price basis differentials that may result from capacity constraints on regional gas pipelines.

Questar E&P production costs (the sum of depreciation, depletion and amortization expense, lease operating expense, general and administrative expense, allocated interest expense, and production taxes) per unit of gas-equivalent production increased 6% compared to 2005 and 9% in the quarter-to-quarter comparison.

Questar E&P – Production Cost Structure

(Per Mcfe)

	3 Months Ended			12 Months Ended
	December 31,			December 31,
	2006	2005	% Change	2006	2005	% Change
Depreciation, depletion and amortization	$1.63	$1.21	35%	$1.43	$1.18	21%
Lease operating expense	0.63	0.52	21	0.57	0.54	6
General and administrative expense	0.36	0.26	38	0.33	0.30	10
Allocated interest expense	0.20	0.20		0.21	0.21
Production taxes	0.43	0.79	(46)	0.45	0.60	(25)
Production costs	$3.25	$2.98	9%	$2.99	$2.83	6%

•

Per-unit production costs in the 2006 quarter were higher due to voluntary production curtailments in the Rocky Mountain region during October and reduced gathering-system capacity related to scheduled shutdowns for expansion projects.

•

Depreciation, depletion and amortization expense increased due to higher costs for drilling, completion and related services, increased cost of steel casing, other tubulars and wellhead equipment, and the ongoing depletion of older, lower-cost reserves.

•

Per-unit lease operating expense increased due to increased costs of materials and consumables, increased produced-water disposal costs and higher well-workover costs.

•

Per-unit general and administrative expense increased in the fourth quarter due primarily to higher labor and legal costs. Those cost factors, along with an increase in the provision for uncollectible accounts receivable, drove the increase in the full-year comparison.

•

Production taxes per unit decreased due to lower natural gas sales prices during the 2006 periods.

Wexpro Net Income Up 14% in 2006

Wexpro – a Market Resources subsidiary that develops and produces cost-of-service reserves for Questar Gas – reported higher net income driven by a 26% increase in its investment base at December 31, 2006, to $260.6 million compared to $206.3 million a year ago. Wexpro net income also benefited from 15% higher realized oil and NGL prices. Fourth-quarter 2006 net income increased 18% as the result of a 24% increase in the average quarterly investment base. Under a long-standing agreement with the states of Utah and Wyoming, Wexpro recovers its costs and earns an unlevered after-tax return of about 19 to 20% on its investment base – the investment in commercial wells and related facilities, adjusted for working capital and reduced for deferred income taxes and accumulated depreciation.

Gas Management Net Income Up 19% in 2006

Questar Gas Management (Gas Management) – Market Resources’ gas-gathering and processing-services business – benefited from a 72% increase in gas-processing plant margin compared to 2005. Gathering volumes were up 7% to 274.1 million MMBtu equivalent compared to 257.0 million MMBtu for 2005, driven by growing Questar E&P and third-party Pinedale production and new gathering and processing projects serving third parties in the Uinta Basin. Higher volumes and improved margins in both gathering and processing drove the 10% increase in fourth-quarter 2006 net income.

Questar Pipeline Net Income Up 74% in 2006

Questar Pipeline – a subsidiary that provides interstate natural gas-transportation and storage services – reported higher net income driven by an $11.7 million increase in transportation revenues from recent system expansions. Gas-processing and NGL revenues in 2006 were $2.5 million higher than the prior year. The 2005 results were reduced by a $10.4 million after-tax asset impairment for the California segment of the company’s Southern Trails Pipeline in the fourth quarter of 2005. The 2005 results also included a $2.4 million increase in revenues related to pre-2005 fuel charges recovered through a settlement with shippers in the third quarter of 2005. Operating, maintenance, general and administrative costs per decatherm transported decreased to $0.11 in 2006 from $0.14 in 2005 due to a 15% increase in transportation volumes and a 6% decrease in expenses. Net income in the fourth quarter of 2006 was driven by $2.2 million in higher transportation revenues from system expansions.

Questar Gas Net Income Up 3% in 2006

Questar Gas – which provides natural gas distribution services in Utah, Wyoming and Idaho – reported higher net income driven by customer growth. At December 31, 2006, Questar Gas served 851,000 customers, up 26,000 or 3.2% from the end of 2005. Operating and maintenance expenses per customer declined from $137 in 2005 to $135 in 2006. Lower bad-debt and depreciation expense offset a mid-year rate reduction. A pilot conservation-enabling tariff, which decouples gas margin from volumes of gas sold per customer, reduced margins by $1.7 million, offsetting a slight increase in usage per customer. Questar Gas fourth-quarter 2005 net income increased $3.0 million as a result of a gas-processing settlement agreement.

2006 Earnings Teleconference

Questar management will discuss 2006 results and the outlook for 2007 in a conference call with investors Wednesday, February 14, beginning at 9:30 a.m. EST. The call can be accessed on the company Internet site at www.questar.com.

About Questar

Questar Corp. (NYSE:STR) is a natural gas-focused energy company with an enterprise value of about $8 billion. Questar finds, develops, produces, gathers, processes, transports, stores and distributes natural gas.

Forward-Looking Statements

This release includes forward-looking statements within the meaning of Section 27(a) of the Securities Act of 1933, as amended, and Section 21(e) of the Securities Exchange Act of 1934, as amended. Such statements are based on management’s current expectations, estimates and projections, which are subject to a wide range of uncertainties and business risks. Factors that could cause actual results to differ from those anticipated are discussed in the company’s periodic filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2005. Questar undertakes no obligation to publicly correct or update the forward-looking statements in this news release, in other documents, or on the Web site to reflect future events or circumstances. All such statements are expressly qualified by this cautionary statement.

For more information, visit Questar’s Internet site at: www.questar.com.

Hedge Positions – February 13, 2007

Time Periods	Rocky Mountains	Midcontinent	Total	Rocky Mountains	Midcontinent	Total
				Estimated
	Gas (Bcf) Fixed-Price Swaps			Average Price Per Mcf, Net to the Well
2007
First half	26.8	16.6	43.4	$6.76	$7.78	$7.15
Second half	28.6	17.4	46.0	6.72	7.76	7.12
12 months	55.4	34.0	89.4	6.74	7.77	7.13

2008
First half	16.9	13.8	30.7	$7.19	$7.92	$7.52
Second half	17.9	14.0	31.9	7.16	7.92	7.50
12 months	34.8	27.8	62.6	7.18	7.92	7.51

2009
First half	13.4	8.7	22.1	$7.07	$7.55	$7.26
Second half	13.7	8.8	22.5	7.07	7.55	7.26
12 months	27.1	17.5	44.6	7.07	7.55	7.26

			Estimated
	Gas (Bcf) Basis-Only Swaps		Average Basis Per Mcf vs. NYMEX
2007
First half	4.8	4.8	$1.85	$1.85
Second half	3.4	3.4	1.78	1.78
12 months	8.2	8.2	1.82	1.82

2008
First half	13.6	13.6	$1.60	$1.60
Second half	13.7	13.7	1.60	1.60
12 months	27.3	27.3	1.60	1.60

2009
First half	1.7	1.7	$0.95	$0.95
Second half	1.7	1.7	0.95	0.95
12 months	3.4	3.4	0.95	0.95

				Estimated
	Oil (Mbbl) Fixed-Price Swaps			Average Price Per Bbl, Net to the Well

2007
First half	525	199	724	$52.01	$57.91	$53.63
Second half	534	202	736	52.01	57.91	53.63
12 months	1,059	401	1,460	52.01	57.91	53.63

2008
First half	109	73	182	$59.45	$65.45	$61.85
Second half	111	73	184	59.45	65.45	61.85
12 months	220	146	366	59.45	65.45	61.85

# # #

For more information, visit Questar's internet site at: www.questar.com.

QUESTAR CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	3 Months Ended		12 Months Ended
	December 31,		December 31,
	2006	2005	2006	2005
	(in millions, except per share amounts)
REVENUES
Market Resources	$432.3	$562.7	$1,659.4	$1,668.7
Questar Pipeline	25.6	23.0	101.7	82.6
Questar Gas	311.3	352.1	1,059.1	956.4
Corporate and other operations	3.7	3.6	15.4	17.2
TOTAL REVENUES	772.9	941.4	2,835.6	2,724.9

OPERATING EXPENSES
Cost of natural gas and other products sold	356.3	535.2	1,223.6	1,371.3
Operating and maintenance	74.9	75.7	286.8	262.8
General and administrative	38.3	29.3	135.0	123.1
Production and other taxes	21.5	36.7	108.7	120.2
Depreciation, depletion and amortization	83.6	68.1	308.4	250.3
Impairment of California segment of Southern Trails		16.0		16.0
Exploration	4.2	2.1	34.4	11.5
Abandonment and impairment	2.1	3.3	7.6	7.9
TOTAL OPERATING EXPENSES	580.9	766.4	2,104.5	2,163.1

Net gain (loss) from asset sales	(0.2)		25.3	4.7

OPERATING INCOME	191.8	175.0	756.4	566.5

Interest and other income	3.2	3.1	12.9	9.0
Income from unconsolidated affiliates	2.2	2.4	7.5	7.5
Net mark-to-market gain (loss) on basis swaps	8.8		(1.9)
Loss on early extinguishment of debt			(1.7)
Interest expense	(18.6)	(18.2)	(73.6)	(69.4)
INCOME BEFORE INCOME TAXES	187.4	162.3	699.6	513.6
Income taxes	65.9	58.3	255.5	187.9
NET INCOME	$121.5	$104.0	$444.1	$325.7

EARNINGS PER COMMON SHARE
Basic	$1.42	$1.22	$5.20	$3.84
Diluted	1.39	1.19	5.07	3.74
Weighted average common shares outstanding
Used in basic calculation	85.7	85.1	85.5	84.8
Used in diluted calculation	87.7	87.4	87.6	87.1

Dividends per common share	$0.235	$0.225	$0.93	$0.89

QUESTAR CORPORATION
OPERATIONS BY LINE OF BUSINESS
(Unaudited)
	3 Months Ended		12 Months Ended
	December 31,		December 31,
	2006	2005	2006	2005
	(in millions)
REVENUES FROM UNAFFILIATED CUSTOMERS
Questar E&P	$200.5	$192.5	$815.7	$620.6
Wexpro	3.6	6.9	19.7	21.7
Gas Management	44.8	43.7	168.0	141.5
Energy Trading and other	183.4	319.6	656.0	884.9
Market Resources total	432.3	562.7	1,659.4	1,668.7
Questar Pipeline	25.6	23.0	101.7	82.6
Questar Gas	311.3	352.1	1,059.1	956.4
Corporate and other operations	3.7	3.6	15.4	17.2
	$772.9	$941.4	$2,835.6	$2,724.9

REVENUES FROM AFFILIATED CUSTOMERS
Wexpro	$38.9	$34.4	$150.5	$132.3
Gas Management	4.5	4.0	15.9	13.7
Energy Trading and other	140.4	219.5	697.8	632.4
Market Resources total	183.8	257.9	864.2	778.4
Questar Pipeline	20.2	19.3	79.7	83.4
Questar Gas	1.0	1.7	5.5	6.1
Corporate and other operations	0.4	0.4	1.6	1.9
	$205.4	$279.3	$951.0	$869.8

OPERATING INCOME (LOSS)
Questar E&P	$95.1	$98.1	$435.2	$299.6
Wexpro	20.0	17.9	75.2	66.4
Gas Management	17.7	14.2	64.4	50.5
Energy Trading and other	4.3	2.7	12.1	9.6
Market Resources total	137.1	132.9	586.9	426.1
Questar Pipeline	23.3	3.0	90.9	59.3
Questar Gas	32.2	37.1	74.9	72.5
Corporate and other operations	(0.8)	2.0	3.7	8.6
	$191.8	$175.0	$756.4	$566.5

NET INCOME (LOSS)
Questar E&P	$61.3	$57.4	$253.9	$172.8
Wexpro	13.9	11.8	50.0	43.7
Gas Management	11.7	10.6	42.6	35.7
Energy Trading and other	3.2	1.8	9.6	6.0
Market Resources total	90.1	81.6	356.1	258.2
Questar Pipeline	10.9	(0.8)	42.4	24.4
Questar Gas	17.5	20.6	37.0	36.0
Corporate and other operations	3.0	2.6	8.6	7.1
	$121.5	$104.0	$444.1	$325.7

QUESTAR CORPORATION
SELECTED OPERATING STATISTICS
(Unaudited)
	3 Months Ended		12 Months Ended
	December 31,		December 31,
	2006	2005	2006	2005
MARKET RESOURCES
Questar E&P production volumes
Natural gas (Bcf)	28.4	28.1	113.9	100.0
Oil and natural gas liquids (MMbbl)	0.6	0.6	2.6	2.4
Total production (Bcfe)	32.2	31.7	129.6	114.2
Average daily production (Bcfe)	0.4	0.3	0.4	0.3
Questar E&P average commodity price,
net to the well
Average realized price (including hedges)
Natural gas (per Mcf)	$6.03	$5.87	$6.00	$5.18
Oil and natural gas liquids (per bbl)	$46.14	$44.19	$49.12	$41.54
Wexpro net investment base at December 31,
(millions)	$260.6	$206.3
Natural gas processing volumes
NGL sales volumes (MMgal)	22.8	23.6	88.1	88.4
Processing fee based (in thousands
of MMBtu)	33.3	32.0	120.4	75.5
Natural gas processing revenue
NGL sales price (per gal)	$0.85	$0.94	$0.88	$0.77
Processing fee based (per MMBtu)	$0.14	$0.14	$0.14	$0.15
Natural gas gathering volumes (in millions
of MMBtu) (1)
For unaffiliated customers	44.1	43.3	153.9	145.0
For Questar Gas	12.0	10.4	42.2	43.1
For other affiliated customers	22.2	20.7	78.0	68.9
Total gathering	78.3	74.4	274.1	257.0
Gathering revenue (per MMBtu)	$0.29	$0.25	$0.29	$0.25
Natural gas and oil marketing volumes (MMdthe)
For unaffiliated customers	33.7	31.2	118.3	118.5
For affiliated customers	27.2	24.7	102.0	91.8
Total marketing	60.9	55.9	220.3	210.3
QUESTAR PIPELINE
Natural gas transportation volumes (MMdth)
For unaffiliated customers	91.4	71.0	320.4	259.3
For Questar Gas	33.6	29.8	116.7	116.3
For other affiliated customers	9.5	8.1	26.3	25.7
Total transportation	134.5	108.9	463.4	401.3
Transportation revenue (per dth)	$0.23	$0.26	$0.26	$0.27
Firm-daily transportation demand (MMdth)	2.2	1.9
QUESTAR GAS
Natural gas volumes (MMdth)
Residential and commercial sales	34.5	30.5	102.2	96.3
Industrial sales	0.5	1.2	3.1	5.7
Transportation for industrial customers	10.0	8.3	35.5	31.2
Total deliveries	45.0	40.0	140.8	133.2
Natural gas revenue (per dth)
Residential and commercial sales	$8.64	$10.71	$9.67	$9.01
Industrial sales	$6.59	$9.00	$7.64	$7.06
Transportation for industrial customers	$0.21	$0.20	$0.19	$0.19
Heating degree days
colder (warmer) than normal	3%	(4%)	(2%)	(3%)
Temperature-adjusted usage per
customer (dth)	37.2	36.4	113.6	113.3
Customers at December 31,	850,542	824,447
(1) one dth = one MMBtu

QUESTAR CORPORATION
PRELIMINARY CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	December 31,
	2006	2005
	(in millions)
ASSETS
Current assets
Cash and cash equivalents	$24.6	$13.4
Accounts and notes receivable, net	410.8	475.6
Fair value of derivative contracts	155.5	2.0
Inventories	134.8	125.4
Deferred income taxes - current		86.7
Other current assets	27.7	69.9
Total current assets	753.4	773.0
Property, plant and equipment	6,413.0	5,528.0
Less accumulated depreciation,
depletion and amortization	2,322.7	2,100.5
Net property, plant and equipment	4,090.3	3,427.5
Investment in unconsolidated affiliates	37.5	30.7
Goodwill	70.7	71.3
Fair value of derivative contracts	49.0
Other assets, net	62.7	71.8
	$5,063.6	$4,374.3

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
Short-term debt	$40.0	$94.5
Accounts payable and accrued expenses	550.3	571.2
Fair value of derivative contracts	8.2	222.1
Deferred income taxes - current	35.0
Other current liabilities	45.8
Total current liabilities	679.3	887.8
Long-term debt, less current portion	1,022.4	983.2
Deferred income taxes	763.9	624.2
Fair value of derivative contracts	0.2	99.0
Other long-term liabilities	392.3	230.3
Common shareholders' equity	2,205.5	1,549.8
	$5,063.6	$4,374.3

QUESTAR CORPORATION PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	12 Months Ended
	December 31,
	2006	2005
	(in millions)
Operating activities
Net income	$444.1	$325.7
Adjustments to reconcile net income to net cash
provided from operating activities:
Depreciation, depletion and amortization	316.1	257.5
Deferred income taxes	100.7	92.2
Share-based compensation	9.7	4.2
Exploratory dry hole expense	26.3	3.1
Abandonment and impairment	7.6	23.9
Income from unconsolidated affiliates	(7.5)	(7.5)
Distributed income from unconsolidated affiliates	7.1	10.0
Net gain from asset sales	(25.3)	(4.7)
Loss from early extinguishment of debt	1.7
Net mark-to-market loss on basis swaps	1.9
Change in operating assets and liabilities	83.9	(9.3)
Net cash provided from operating activities	966.3	695.1

Investing activities
Capital expenditures	(916.1)	(712.7)
Proceeds from asset dispositions	33.4	19.2
Net cash used in investing activities	(882.7)	(693.5)

Financing activities
Common stock	4.6	7.2
Long-term debt	45.2	50.0
Short-term debt	(54.5)	26.5
Dividends paid	(79.7)	(75.6)
Excess tax benefits from share-based compensation	12.0
Net cash (used in) provided from financing activities	(72.4)	8.1

Change in cash and cash equivalents	11.2	9.7
Beginning cash and cash equivalents	13.4	3.7
Ending cash and cash equivalents	$24.6	$13.4